As filed with the Securities and Exchange Commission on October 7, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Southern States Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alabama	26-2518085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen W. Whatley
Chairman and Chief Executive Officer
Southern States Bancshares, Inc.
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael D. Waters
Clinton H. Smith
Jones Walker LLP
420 20th Street North
Suite 1100
Birmingham, AL 35203
(205) 244-5210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 7, 2022
PROSPECTUS
$150,000,000
Southern States Bancshares, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units
We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $150,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices, and on terms described in one or more prospectus supplements. The debt securities, preferred stock, and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company.
We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. Please read this prospectus, the applicable supplement, and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.
Our common stock is quoted on The Nasdaq Global Select Market, under the symbol “SSBK.” On October 6, 2022, the last quoted sale price of our common stock was $27.64 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on The Nasdaq Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
The securities may be offered and sold on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers, or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 10 of this prospectus and set forth in the applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.
These securities are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2022

GLOSSARY OF TERMS
Unless the context indicates otherwise, references in this filing to “we,” “our,” “us,” “Southern States Bancshares,” “Southern States,” and “the Company,” refer to Southern States Bancshares, Inc., an Alabama corporation, and all consolidated subsidiaries, including Southern States Bank, an Alabama banking corporation, unless the context indicates that we refer only to the parent company, Southern States Bancshares. All references in this filing to the “Bank” or “Southern States Bank” refer to Southern States Bank, our wholly-owned bank subsidiary. Other abbreviations or acronyms used in this filing are defined below.

ABBREVIATION OR ACRONYM	DEFINITION
ABCL	Alabama Business Corporation Law
ASBD	Alabama State Banking Department
Bank Secrecy Act	Bank Secrecy Act of 1970, as amended
CFPB	Consumer Financial Protection Bureau
Dodd-Frank Act	Dodd–Frank Wall Street Reform and Consumer Protection Act
Exchange Act	Securities Exchange Act of 1934, as amended
FDIC	Federal Deposit Insurance Corporation
Federal Reserve	Board of Governors of the Federal Reserve System
GDP	Gross domestic product
LPO(s)	Loan production office(s)
OFAC	Office of Foreign Assets Control of the Department of the U.S. Treasury
Securities Act	Securities Act of 1933, as amended
SEC	Securities and Exchange Commission
TIA	Trust Indenture Act of 1939, as amended
U.S.	United States

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. Each time we sell securities, we may also provide a free writing prospectus containing additional specific information about the securities being offered. You should read this prospectus, the prospectus supplement, any related free writing prospectus, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement and free writing prospectus, if applicable.
Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s website and street address are provided under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, in any free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
A prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, and the net proceeds to be received by the Company. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the current COVID-19 pandemic and uncertainty about its continuation. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.
These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this prospectus and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.
There are or may be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•potential risks and uncertainties relating to the effects of COVID-19, including the duration of the COVID-19 outbreak, actions that have been and will be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, including U.S. GDP decreases and increases in unemployment;
•our ability to execute and prudently manage our growth and execute our strategy, including expansion activities;
•our ability to adequately measure and limit our credit risk;
•business, market and economic conditions generally and in the financial services industry, nationally and within our local markets;
•factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our markets and the financial health of our commercial borrowers;
•the failure of assumptions and estimates, as well as differences in, and changes to, economic, market, and credit conditions, including changes in borrowers’ credit risks and payment behaviors;
•compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with mortgage origination, sale and servicing operations;
•compliance with the Bank Secrecy Act, OFAC rules and anti-money laundering laws and regulations;
•governmental monetary and fiscal policies;
•the effectiveness of our risk management framework, including internal controls;
•the composition of and future changes in our management team and our ability to attract and retain key personnel;
•geographic concentration of our business in certain Alabama and Georgia markets;
•our ability to attract and retain customers;

•the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest-sensitive assets and liabilities, and the risks and uncertainty of the amounts realizable;
•changes in the availability and cost of credit and capital in the financial markets, and the types of instruments that may be included as capital for regulatory purposes;
•changes in the prices, values and sales volumes of residential and commercial real estate;
•the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, trust and other wealth management services and insurance services, including the disruption effects of financial technology and other competitors who are not subject to the same regulations as the Company and the Bank;
•the failure of assumptions and estimates underlying the establishment of allowances for possible loan losses and other asset impairments, losses, valuations of assets and liabilities and other estimates;
•the risks of any mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;
•changes in technology or products that may be more difficult, costly, or less effective than anticipated;
•systems failures or interruptions involving our risk management framework, our information technology and telecommunications systems or third-party servicers;
•unauthorized data access, cyber-crime and other threats to data security and customer privacy;
•our ability to maintain our historical rate of growth;
•our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;
•deterioration of our asset quality or the value of collateral securing loans;
•changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters and appropriate compliance with applicable law and regulation;
•operational risks associated with our business;
•volatility and direction of market interest rates and the shape of the yield curve;
•our ability to maintain important deposit customer relationships, maintain our reputation or otherwise avoid liquidity risks;
•the obligations associated with being a public company;
•the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;
•natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities as well as national and international economic conditions and health issues, such as COVID-19, and other matters beyond our control; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other public filings and press releases.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements and the “Risk Factors” included in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein. Additional information on these and other risk factors can be found in “Part II - Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q and in “Part I - Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers, including the Company, that file electronically with the SEC. You may read any documents we have filed with the SEC on the SEC’s website at www.sec.gov and our website www.southernstatesbank.net. Information on our website does not constitute part of and is not incorporated by reference into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement. We are not, however, incorporating by reference any document or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
•Annual Report on Form 10-K
For the fiscal year ended December 31, 2021 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed on March 30, 2022)

•Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2022 and June 30, 2022
•Current Reports on Form 8-K	Filed January 20, 2022, February 8, 2022, February 17, 2022, April 21, 2022, May 23, 2022, July 21, 2022 and August 16, 2022
•The description of our common stock contained in our Registration Statement on Form 8-A.	Filed August 10, 2021
We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC, including those filed after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and until we have sold all of the securities to which this prospectus relates or each offering under this prospectus is otherwise terminated.
These documents are available without charge to you on the Investor Relations section of our website at www.southernstatesbank.net or if you call or write to: Investor Relations, 615 Quintard Avenue, Anniston, Alabama 36201, or (256) 241-1092. Information on our website is not part of, and we are not incorporating the contents of our website into, this prospectus or any prospectus supplement.
We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

SOUTHERN STATES BANCSHARES, INC.
Southern States Bancshares, Inc. is a bank holding company headquartered in Anniston, Alabama. We operate primarily through our wholly-owned subsidiary, Southern States Bank, an Alabama banking corporation formed in 2007. We provide banking services from 15 offices in Alabama and Georgia and two LPOs in Georgia. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in our communities. Our principal business activities include commercial and retail banking.
Our principal executive office is located at 615 Quintard Avenue, Anniston, Alabama 36201, and our telephone number is (256) 241-1092. We maintain an Internet website at www.southernstatesbank.net. The information contained on our website shall not be considered part of this prospectus, and the reference to our website does not constitute incorporation by reference of the information contained on the website.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Other risks not presently known to us or that we currently believe are immaterial may materially affect our business if they occur. Moreover, new risks emerge from time to time. Further, our business may also be affected by additional factors that apply to all companies operating in the U.S., which have not been included. Please read “Cautionary Note Regarding Forward-Looking Statements.”

REGULATORY CONSIDERATIONS
The U.S. banking industry is highly regulated under federal and state law. Consequently, our growth and earnings performance will be affected not only by management decisions and general and local economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. These authorities include the Federal Reserve, FDIC, ASBD, CFPB, Internal Revenue Service, and state taxing authorities. The effect of these statutes, regulations, and policies and any changes to such statutes, regulations, and policies can be significant and cannot be predicted.
The primary goals of the bank regulatory plan are to maintain a safe and sound banking system, facilitate the conduct of sound monetary policy, and promote fairness and transparency for financial products and services. The system of supervision and regulation applicable to us and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC’s Deposit Insurance Fund, the Bank’s depositors, and the public, rather than our stockholders or creditors. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to the “Item 1 and Item 2. Business and Properties—Supervision and Regulation” section in our Annual Report on Form 10-K for the year ended December 31, 2021, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities; the repayment of our debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

DESCRIPTION OF OUR CAPITAL STOCK
The following is a summary of our common stock and certain terms of our certificate of incorporation and bylaws, each as restated or amended and restated. This discussion summarizes some of the important rights of our stockholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. The descriptions herein are qualified in their entirety by reference to our certificate of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement to which this prospectus forms a part, and applicable law.
General
We are incorporated in the state of Alabama. Accordingly, the rights of our stockholders are generally covered by Alabama law, including the ABCL, and our certificate of incorporation and bylaws, as the same may be amended from time to time. Our certificate of incorporation authorizes us to issue a total of 30,000,000 shares of voting common stock, $5.00 par value per share, 5,000,000 shares of non-voting common stock, $5.00 par value per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights. Except for holders of our non-voting common stock, each holder of voting common stock is entitled to one vote per share on any issue requiring a vote of stockholders at any meeting. At each annual meeting, the holders of our common stock will elect nominees to the board of directors by a plurality vote. There is no cumulative voting in the election of directors. If a quorum is present, the transaction of any business at a stockholders’ meeting, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action.
Dividend Rights. Our stockholders are entitled to receive dividends on common stock only if, when and as declared by our board of directors from funds legally available therefor under Alabama corporate law and as limited by our banking regulators. Our voting common stock ranks pari passu with our non-voting common stock with respect to the payment of dividends and distributions. The principal source of the payment of dividends by Southern States is the payment of dividends to it by Southern States Bank. Please see “Item 1 and Item 2. Business and Properties—Supervision and Regulation” and “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities—Dividends and Dividend Policy” in our Annual Report on Form 10-K for the year ended December 31, 2021, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus, for a description of certain limitations and restrictions on the payment of dividends applicable to us and Southern States Bank.
Liquidation and Dissolution Rights. In the event of any liquidation or dissolution of Southern States, the holders of the common stock are entitled to receive, in cash or in kind, the assets of Southern States available for distribution that are remaining after payment or provision for payment of Southern States’ debts and liabilities and the preference of any outstanding preferred stock. Our voting common stock ranks pari passu with our non-voting common stock with respect to rights upon liquidation and dissolution.
Non-voting Common Stock. The non-voting common stock has no voting rights except as otherwise required by law. A holder of non-voting common stock may convert shares of non-voting common stock into shares of voting common stock at any time or from time to time, provided the holder and its affiliates do not own or control more than 9.9% of the Company’s voting securities of any class or series. Upon the sale or transfer of the non-voting stock to any person unaffiliated with the holder who holds or controls less than 9.9% of Southern States’ voting securities of any class or series, such transferred shares automatically will become an identical number of shares of voting common stock, as provided in Southern States certificate of incorporation.
Other Matters. There is no redemption right, sinking fund provision, or right of conversion, except for our non-voting common stock, with respect to Southern States’ common stock. Holders of the shares of common stock do not have preemptive rights to subscribe for additional shares when additional shares are offered for sale by Southern States.

Preferred Stock
The complete terms of the preferred stock will be contained in a prospectus supplement and in the applicable amendment to our certificate of incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable amendment to our certificate of incorporation and the prospectus supplement, which will contain additional information, and which may update or modify some of the information below.
Our certificate of incorporation authorizes us to issue up to 2,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series as determined by our board of directors from time to time as necessary without further action by the holders of our common stock. Our board of directors has the power to issue preferred stock and establish for each series of preferred stock the number of shares, voting rights, dividend rights, preferences as to dividends and liquidation, and other relative, participating or other rights, if any, and qualifications, limitations or restrictions, including redemption features and rights on liquidation or dissolution of Southern States. See “—Anti-takeover Effect of Governing Documents and Applicable Law” below.
The terms of any particular series of preferred stock will be described in a prospectus supplement relating to that particular series of preferred stock, including, where applicable:
•the designation, stated value, and liquidation preference of such series of preferred stock and the number of shares offered;
•the offering price;
•the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
•any redemption or sinking fund provisions;
•the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution, or winding-up;
•the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, such as our common stock, or other series of the same class;
•the voting rights, if any, of shares of such series;
•the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
•the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption, or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;
•the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or senior to the shares of such series as to dividends or upon liquidation; and
•any additional dividend, liquidation, redemption, sinking, or retirement fund and other rights, preferences, privileges, limitations, and restrictions of such series of preferred stock.
Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Anti-Takeover Effect of Governing Documents and Applicable Law
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our stockholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.
Authorized but Unissued Capital Stock.  The authorized common stock of Southern States consists of 30,000,000 shares and 2,000,000 shares of preferred stock. Subject to the limitations of any exchange on which our capital stock is listed, the board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval and may issue additional shares of common stock without stockholder approval, in each case from our authorized but unissued capital. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise. In addition, the authorized but unissued shares of common stock may be issued for any proper purpose approved by the board of directors, except where such issuances are limited by the ABCL and rules of the NASDAQ. Although Southern States’ board of directors may issue additional shares of common stock or non-voting common stock, the Company intends to issue only voting common stock in the future.
Stockholder Proposals. Our bylaws include specific procedures for stockholder proposals, including proposed nominations for directors, to be brought at stockholder meetings, including that the stockholder must be a stockholder of record at the time of giving of notice of such meeting by the board of directors and a stockholder of record for the record date of the annual meeting, and comply with the procedures set forth in our bylaws as to such nomination or other business. Notice of a stockholder proposal notice must generally be delivered to the secretary of Southern States no less than 60 days nor more than 90 days prior to the stockholder meeting. The notice of the stockholder proposal must include certain information listed in our bylaws, including, but not limited to, the name and address of each stockholder making the proposal, the name and address of any nominee for director, the class and number of shares of our capital stock, any proxy used in connection with the proposal, a description of the business desired to be brought before the meeting, and a description of all agreements, arrangements and understandings between the stockholder proposing the business to be brought before the meeting and any other affiliates and associates with whom the requesting stockholder is acting in concert in connection with the proposal.
Special Meeting and Action by Written Consent in Lieu of Meeting. Our certificate of incorporation allows for any action required by the ABCL to be taken at any annual or special meeting of the stockholders. However, stockholders may not act by written consent nor may stockholders call special meetings of stockholders. Southern States’ bylaws provide that only the board of directors may call a special meeting of stockholders at any time.
Amendments. Upon a proposal by Southern States’ board of directors, Southern States’ certificate of incorporation may be amended with the approval of the stockholders at a meeting at which a quorum consisting of a majority of the votes entitled to be cast on the amendment exists. Southern States’ bylaws provide that only the board of directors may call a special meeting of stockholders at any time. The bylaws may not be amended or repealed by stockholders without the affirmative vote of at least 75% of the stockholders at any annual meeting.
Board Composition and Director Changes. The bylaws of Southern States provides that the board of directors may be comprised of not less than five nor more than 15 persons. The bylaws provide that the board of directors may increase or decrease the number of directors within such limits. The bylaws provide that any vacancy in the board of directors may be filled by the board of directors. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated, provided any such decrease does not shorten a director’s term. Stockholders of Southern States may remove one or more directors only for cause.

Exclusive Forum
The Southern States bylaws provide that unless Southern States otherwise consents in writing to the selection of an alternative forum, the Calhoun County Circuit Court of the State of Alabama, or the circuit court of the county in which Southern States is otherwise headquartered will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of Southern States, any action asserting a claim of breach of a fiduciary duty owed to Southern States, or its stockholders, by any of its directors, officers or other employees, any action asserting a claim arising pursuant to any provision of the ABCL, or any action asserting a claim governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Indemnification of Directors and Officers
Subject to applicable law, a director shall not be held personally liable to Southern States or its stockholders for monetary damages for any action taken, or any failure to take any action as a director, except that a director’s liability shall not be eliminated for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on Southern States or the stockholders; (iii) a violation of section 10A-2A-8.32 of the ABCL; or (iv) an intentional violation of criminal law. It is the intention that the directors of Southern States be protected from personal liability to the fullest extent permitted by the ABCL as it now or hereafter exists. If at any time in the future the ABCL is modified to permit further or additional limitations on the extent to which directors may be held personally liable to Southern States, the protection afforded by Southern States’ certificate of incorporation shall be expanded to afford the maximum protection permitted under such law.
Subject to the above limitations and in accordance with the ABCL, Southern States will indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding to which he or she was a party because he or she is or was a director or officer of Southern States against reasonable expenses incurred in connection with the proceeding, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.
Furthermore, the ABCL provides that Southern States may indemnify an individual made a party to a proceeding because he or she is or was a director or officer of Southern States against liability incurred in a proceeding if: (1) he or she conducted himself or herself in good faith; and (2) he or she reasonably believed (a) in the case of conduct in his or her official capacity with Southern States, that his or her conduct was in its best interest; and (b) in all other cases, that his or her conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Southern States may not indemnify a director or officer in connection with a proceeding by or in the right of Southern States in which the director or officer has not met the relevant standard of conduct; or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that financial benefit was improperly received by him or her.
Under the ABCL, Southern States may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with a proceeding by an individual who is a party to the proceeding because that individual is a director, if the director delivers to Southern States a signed written undertaking to repay any funds advanced if (i) the director is not entitled to mandatory indemnification, and (ii) it is ultimately determined that the director is not entitled to indemnification.

Southern States and Southern States Bank have procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of Southern States and Southern States Bank while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.
Listing and Trading
Our common stock is listed on The Nasdaq Global Select Market under the symbol “SSBK.”
Transfer Agent and Registrar
Computershare is the transfer agent and registrar for our common stock.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our depositary shares, senior and subordinated debt, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement and free writing prospectus, if any, may add, update, or change the terms and conditions of the securities as described in this prospectus.
Depositary Shares
In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may offer depositary shares representing receipts for fractional interests in preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in preferred stock and would be represented by a depositary receipt.
The preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S., which we refer to in this prospectus as the “depository.” We will name the depository in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depository to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable depositary agreement, the applicable prospectus supplement, and any other offering material in their entirety.
Senior and Subordinated Debt Securities
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We have filed, as exhibits to the registration statement of which this prospectus is a part, the form of indentures pursuant to which the debt securities would be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus or free writing prospectus, if any, the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock, or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).
The applicable prospectus supplement or free writing prospectus, if applicable, will set forth the terms of the debt securities or any series thereof, including, if applicable:
•the title of the debt securities and whether the debt securities will be unsubordinated debt securities or subordinated debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal amount of the debt securities will mature;
•if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;
•if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•the place or places where the payment of principal, any premium, and interest will be made, where the debt securities may be surrendered for transfer or exchange, and where notices or demands to or upon us may be served;
•any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•any sinking fund or other provisions that would obligate us to redeem, repay, or purchase the debt securities;
•if the currency in which the debt securities will be issuable in U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•if other than the entire principal amount, the portion of the principal amount of debt securities that will be payable upon a declaration of acceleration of the maturity of the debt securities;
•the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;
•if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable, and the currency in which the debt securities are to be so payable;
•the designation of the original currency determination agent, if any;
•if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium, and interest will be determined;
•if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
•whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;
•whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, and whether the global form shall be permanent or temporary;
•if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•whether the debt securities will be secured or unsecured;
•whether the debt securities will be convertible and the terms of any conversion provisions;
•the forms of the debt securities;
•a discussion of certain U.S. federal income tax consequences of owning and disposing of the debt securities; and
•any other terms of the debt securities, which terms shall be consistent with the requirements of the TIA.
Unless indicated in a prospectus supplement or related free writing prospectus, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement or free writing prospectus, if any.
Warrants
We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants, along with any general provisions applicable to that series of warrants.
The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.
If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:
•the title of the warrants;
•the total number of warrants;
•the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock, and the price at which such shares of common stock may be purchased upon exercise;
•the designation and terms of the preferred stock with which the warrants are issued, and the number of warrants issued with each share of preferred stock;
•the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;
•if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
•a discussion of certain federal income tax, accounting, and other special considerations, procedures, and limitations relating to the warrants; and
•any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares of common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.
Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
Units
In this section, we describe the general terms and provisions of the units that we may offer. We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others:
•the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising those units; and
•whether the units will be issued in fully registered or global form.
The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:
•to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
•directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•through designated agents;
•directly to holders of warrants exercisable for our securities upon the exercise of warrants; or
•through a combination of any of these methods of sale.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:
•the name or names of any underwriters, dealers, or agents, and the type and amounts of securities underwritten or purchased by each of them;
•the public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to underwriters or dealers; and
•any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on The Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may offer securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent we make sales through one or more underwriters or agents in at-the-market offerings, it will be pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement with underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise agreed with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices. Therefore, exact figures regarding proceeds or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement or free writing prospectus, if any. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement or related free writing prospectus, if we sell directly, no underwriters, dealers, or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
We may sell the securities through agents from time to time. The prospectus supplement or free writing prospectus, if any, will name any agents involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement or free writing prospectus, if any, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Jones Walker LLP, Birmingham, Alabama.
EXPERTS
Our consolidated financial statements as of December 31, 2021 and 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Mauldin & Jenkins, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$150,000,000
Southern States Bancshares, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

PROSPECTUS

                         , 2022

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. The Company will bear all of these expenses.

Registration fee under the Securities Act	$16,530
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and other miscellaneous fees and expenses	$*
Total	$*
__________________
*The amount of securities and number of offerings are indeterminable so the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.
Item 15. Indemnification of Officers and Directors
Alabama Business Corporation Law of 2019
Subject to applicable law, a director shall not be held personally liable to Southern States or its stockholders for monetary damages for any action taken, or any failure to take any action as a director, except that a director’s liability shall not be eliminated for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on Southern States or the stockholders; (iii) a violation of section 10A-2A-8.32 of the ABCL; or (iv) an intentional violation of criminal law. It is the intention that the directors of Southern States be protected from personal liability to the fullest extent permitted by the ABCL as it now or hereafter exists. If at any time in the future the ABCL is modified to permit further or additional limitations on the extent to which directors may be held personally liable to Southern States, the protection afforded by Southern States’ certificate of incorporation shall be expanded to afford the maximum protection permitted under such law.
Subject to the above limitations and in accordance with the ABCL, Southern States will indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding to which he or she was a party because he or she is or was a director or officer of Southern States against reasonable expenses incurred in connection with the proceeding, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.
Furthermore, the ABCL provides that Southern States may indemnify an individual made a party to a proceeding because he or she is or was a director or officer of Southern States against liability incurred in a proceeding if: (1) he or she conducted himself or herself in good faith; and (2) he or she reasonably believed (a) in the case of conduct in his or her official capacity with Southern States, that his or her conduct was in its best interest; and (b) in all other cases, that his or her conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Southern States may not indemnify a director or officer in connection with a proceeding by or in the right of Southern States in which the director or officer has not met the relevant standard of conduct; or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that financial benefit was improperly received by him or her. Southern States’ bylaws also require indemnification to the fullest extent provided by the ABCL.
Under the ABCL, Southern States may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with a proceeding by an individual who is a party to the proceeding because that individual is a director, if the director delivers to Southern States a signed written undertaking to repay any funds advanced if (i) the director is not entitled to mandatory indemnification, and (ii) it is ultimately determined that the director is not entitled to indemnification.

The foregoing is only a general summary of certain aspects of Alabama law and the Registrant’s governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the Registrant’s certificate of incorporation, which is filed as an exhibit to this Registration Statement, and to the relevant provisions of the ABCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Finally, the Registrant’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, United States Code, title 12, section 1828(k).
Bylaws
Under its bylaws, Southern States must indemnify any persons who may be indemnified under the ABCL.
Insurance Coverage
Southern States and Southern States Bank have procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of Southern States and Southern States Bank while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.
Item 16. Exhibits
The following exhibits are filed with or incorporated by reference into this registration statement:

Number	Description

1.1	Form of Underwriting Agreement. (1)

2.1#
Agreement and Plan of Merger by and between Southern States Bancshares, Inc. and East Alabama Financial Group, Inc., dated as of May 7, 2019 (incorporated by reference to Exhibit 2.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

3.1
Certificate of Incorporation of Southern States Bancshares, Inc., as amended (incorporated by reference to Exhibit 3.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

3.2
Amended and Restated Bylaws of Southern States Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

4.1
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

4.2
Indenture, dated February 7, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee, (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 8, 2022, file no. 001-40727).

4.3
Form of 3.50% Fixed-to-Floating Rate Subordinated Note due February 7, 2032 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.2 hereto) (incorporated by reference to Exhibit 4.2 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 8, 2022, file number 001-40727).

4.4
Form of Registration Rights Agreement, dated February 7, 2022, by and among Southern States Bancshares, Inc. and Each Purchaser (incorporated by reference to Exhibit 10.2 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 8, 2022, file no. 001-40727).

4.5
Registration Rights Agreement, dated as of December  28, 2016, by and among Southern States Bancshares, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.16 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

4.6	Form of Deposit Agreement, including form of Depositary Receipt. (1)

4.7	Form of Indenture for Senior Indebtedness.*

4.8	Form of Indenture for Subordinated Indebtedness.*

4.9	Form of Senior Debt Security. (1)

4.10	Form of Subordinated Debt Security. (1)

4.11	Form of Common Stock Warrant Agreement. (1)

4.12	Form of Preferred Stock Warrant Agreement. (1)

4.13	Form of Amendment to Certificate of Incorporation Creating New Series of Preferred Stock. (1)

4.14	Specimen Certificate for Preferred Stock. (1)

4.15	Form of Unit Certificate. (1)

5.1	Opinion of Jones Walker LLP.*

23.1	Consent of Mauldin & Jenkins LLC.*

23.2	Consent of Jones Walker LLP (contained in its opinion filed as Exhibit 5.1).*

24.1	Power of Attorney (included on signature pages hereto).*

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness. (2)

25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Indebtedness. (2)

107	Filing Fee Table.*
__________________
*Filed herewith.
(1)To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)To be filed separately, if necessary, electronically on Form 305B2.
#Certain schedules, exhibits and appendices have been omitted pursuant to Item 601(a)(5). We will furnish the omitted schedules, exhibits and appendices to the SEC upon request by the SEC.
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)[Intentionally omitted.]
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede, or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations promulgated by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Anniston, State of Alabama, on October 7, 2022.

SOUTHERN STATES BANCSHARES, INC.

By:	/s/ Stephen W. Whatley
Name: Stephen W. Whatley
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Whatley and Lynn Joyce, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
S-1

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen W. Whatley	Chairman and Chief Executive Officer, and Director (Principal Executive Officer)	October 7, 2022
Stephen W. Whatley

/s/ Lynn Joyce	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 7, 2022
Lynn Joyce

/s/ Lewis Beavers	Director	October 7, 2022
Lewis Beavers

/s/ Alfred Hayes, Jr.	Director	October 7, 2022
Alfred Hayes, Jr.

/s/ Brent David Hitson	Director	October 7, 2022
Brent David Hitson

/s/ Brian Stacy Holmes	Director	October 7, 2022
Brian Stacy Holmes

/s/ Mark Chambers	Director	October 7, 2022
Mark Chambers

/s/ Cynthia S. McCarty	Director	October 7, 2022
Cynthia S. McCarty

/s/ Jay Florey Pumroy	Director	October 7, 2022
Jay Florey Pumroy

/s/ J. Henry Smith, IV	Director	October 7, 2022
J. Henry Smith, IV

/s/ Henry A. Turner	Director	October 7, 2022
Henry A. Turner
S-2